Exhibit 10.29


                       TERMINATION OF MANAGEMENT ADVISORY
                            AND CONSULTING AGREEMENT

           This TERMINATION OF MANAGEMENT ADVISORY AND CONSULTING AGREEMENT (the "Termination Agreement") is made effective March 1, 1999, between Gulfstream Financial Group, Inc., a Florida corporation ("Gulfstream"), and Questron Technology, Inc., a Delaware corporation ("Questron").

           WHEREAS, the parties hereto have entered into that certain management
advisory  and  consulting  agreement,   dated  as  of  November  28,  1994  (the
"Agreement");

           WHEREAS, the parties desire to terminate the Agreement pursuant to the terms set forth herein.

           NOW, THEREFORE, based on mutual premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Compensation. In consideration of Gulfstream's services under the Agreement and the early termination thereof:

           (a) Questron shall pay to Gulfstream, effective July 1, 1998, at the rate of $205,000 per annum, such amount to be payable in twelve equal monthly installments of $17,033.33 on or before the 10th of each month;

           (b) Questron shall reimburse the reasonable out-of-pocket expenses of Gulfstream incurred in the performance of its services under the Agreement in accordance with Questron's customary policies; and

           (c) In addition to the amounts referred to in 1. (a) and (b) above, fees of $185,000 have been or will be paid through April 1, 1999, in connection with Gulfstream's services provided in connection with Questron's recent business acquisitions and the termination of the Agreement.

2.         Cancellation of Options

           In connection with the termination of the Agreement, the following options to purchase shares of Questron's common stock, including Gulfstream's right to the options listed below under the caption, "Earned but not yet awarded," are hereby cancelled, forever discharged and of no further force and effect as of the date hereof:

          Date of Grant *            Shares             Exercise Price
     ------------------------       ---------------   ----------------
     11/08/96                              120,000           $3.750
     09/24/97                               40,500           $6.625
     12/31/97                              333,333           $7.750
     Earned, but not
       yet awarded                         666,667           $4.500
                                    ===============
                                         1,160,500
                                    ===============

     *  All such options vest on the date of grant.

3.         Termination

           In advance of the original termination date set forth in Section 3 of the Agreement, which date is March 31, 2000 (subject to certain conditions provided therein), the Agreement shall terminate as of the date hereof.

                            [Signature page follows]

           IN WITNESS WHEREOF, the parties hereto have entered into this amendment to the Agreement as of the date first herein above written.



                             GULFSTREAM FINANCIAL GROUP, INC.

                             By: /s/Dominic A. Polimeni
                                 -------------------------------
                                 Name:
                                 Title:


                            QUESTRON TECHNOLOGY, INC.

                             By: /s/ Milton M. Adler
                                 --------------------------------
                                 Name:
                                 Title: